UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2014

ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 949-0302

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 3, 2014, the Board of Directors (the “Board”) of ServisFirst Bancshares, Inc. (the “Company”) amended Article V and Article VII of Bylaws of the Company, effective on that date (the “Amended Bylaws”), to allow for the issuance of uncertificated shares of the stock and all other securities of the Company. The Board adopted these amendments to comply with the NASDAQ Listing Rules requirement that securities listed on NASDAQ be eligible for direct registration. The Direct Registration System allows investors to have shares registered in their own names by book-entry. Book-entry allows shares to be owned, recorded and transferred electronically on a system currently administered by The Depository Trust Company without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. Investors retain other aspects of direct ownership such as voting rights. Prior to this amendment, the Company’s bylaws required that shares of stock in the Company be certificated.

The text of the Amended Bylaws is filed as Exhibit 3.1 to this Current Report.

Item 9.01 – Financial Statements and Exhibits.

(a)                 Not applicable

(b)                 Not applicable

(c)                 Not applicable

(d)                 Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Bylaws of ServisFirst Bancshares, Inc., as amended April 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

/s/ Thomas A. Broughton, III
Dated: April 3, 2014	By:	Thomas A. Broughton, III
Chief Executive Officer